Exhibit 99.1

Press Release

BIOPHARMX CORPORATION APPOINTS MICHAEL HUBBARD

TO ITS BOARD OF DIRECTORS

Seasoned Financial Executive to Serve as Chairman of Audit Committee

MENLO PARK, Calif., January 28, 2015 — BioPharmX Corporation (OTCQB: BPMX), a biotechnology company focused on the development of novel drug delivery products to address unmet needs in large, well-defined and underserved markets, today announced the appointment of Michael Hubbard as a new independent member of its board of directors.  Hubbard, a seasoned financial executive with a career in public accounting and auditing, will also lead the company’s audit committee.  Hubbard’s appointment brings the board’s total number of members to four.

“We are delighted with Mike’s decision to join BioPharmX’s board of directors,” said Jim Pekarsky, chief executive officer and co-founder of BioPharmX.  “His breadth and depth of experience serving companies of all sizes from venture-backed to Fortune 500 entities and across several sectors — including life sciences — will be invaluable as we continue to position BioPharmX for growth.”

Throughout his career Hubbard had served as a senior audit partner — at Deloitte & Touche LLP prior to retiring and also at PricewaterhouseCoopers LLP.  In these roles he served private and publicly held clients across the life sciences, waste management, construction, and technology sectors, advising domestic and international issuer companies on complex transactions, including 19 IPOs and numerous follow-on equity and debt offerings.  Hubbard holds a B.A. degree in Business Administration with a concentration in Accounting and an MBA degree from Washington State University.  He is a licensed CPA in the states of Washington and California and is a certified (by Deloitte & Touche LLP) practitioner of international financial reporting standards.

About BioPharmX Corporation

BioPharmX Corporation (OTCQB: BPMX) is a Silicon Valley-based biotechnology company, which seeks to provide innovative products through unique, proprietary platform technologies for prescription, over-the-counter (“OTC”), and supplement applications in the fast-growing health and wellness markets, including women’s health, dermatology, and otolaryngology (ears, nose & throat).  To learn more about BioPharmX, visit www.BioPharmX.com.

Forward-Looking Statements

Statements in this news release relating to the business of BioPharmX, which are not historical facts, are “forward-looking statements.”  These forward-looking statements may be identified by words such as “expect,” “anticipate,” “believe,” or similar expressions that are intended to identify such forward-looking statements.  All forward-looking statements are expressly qualified in their entirety by this cautionary statement and the risks and other factors detailed in the company’s filings with the Securities and Exchange Commission (SEC).  Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements included in this news release are made only as of the date hereof and the company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

BioPharmX is a pending trademark of BioPharmX Inc.

Contact:

Nina Brauer, Sr. Manager Marketing and Communications, BioPharmX Corporation

P:  650-889-5030

investors@biopharmx.com